Exhibit 99.1

B2 Digital Announces World Class Executive Team in Place to Drive Rapid Expansion

TAMPA, FL, April 1, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company”, “B2”, or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce the Company’s Executive Management Team to help drive continued growth and expanded shareholder value.

“It has taken me years to build this team, and I am convinced they represent the best of the best in fitness, combat sports, and live event productions,” commented Greg P. Bell, CEO of B2 Digital. “Everyone on this team was handpicked and represents my first choice at that position. And all of them have incredible sports and entertainment experience. They are also all highly driven and completely committed to every fighter, every customer, and every shareholder. I look forward to watching this team excel as we see our growth accelerate over coming quarters. It’s going to be a very exciting ride!”

The Company wishes to take this opportunity to formally introduce the entire slate of key executive team members at B2Digital:

Vanessa Higdon – COO, B2 Fighting Series. Vanessa had a lifetime of martial arts experience before a short professional career as an MMA fighter. In 2008, she began running events locally under the HRMMA banner in the state of Kentucky where she earned the Danny Davis Lifetime Achievement Award. Later in 2017, HRMMA became an official part of the B2 Fighting Series. Shortly after running her 100th event in 2018, Vanessa was promoted to the role of Vice President of Digital Transactions for the B2 Fighting Series. She has recently been promoted to COO of the B2 Fighting Series following her strong contributions to the Company’s most successful year to date.

Haley Cox – COO, ONE MORE Gym. Haley is one of the Founders of ONE MORE Gym. She has worked in the fitness industry for over a decade. Since B2Digital acquired ONE MORE Gym, Haley has operated it successfully. She has a passion for fitness and states that she loves helping people reach their personal fitness goals and achieve new levels of personal success. She is a seasoned gym operations expert with strong management and customer service skills and experience.

Gene Gorczyca – COO, B2 Productions. Gene comes to B2 Productions with nearly 40 years of experience working in television and radio. Having worked on both sides of the microphone and camera, Gene brings a unique perspective to the creation of each B2Digital broadcast event. In radio, Gene has worked as both play-by-play and color commentator for college hockey, football, and basketball. His television experience includes producing and directing a variety of sports event broadcasts, including football, baseball, hockey, and basketball on a local level as well as broadcasts for ESPN, Fox Sports, and the NCAA. Gene has had the opportunity to work in conjunction with B2Digital CEO Greg P. Bell in various roles for over 25 years.

Mark Slater – COO, Colosseum Combat. After a brief fight career, Mark entered the world of fight event promotion and matchmaking before the purchase of Colosseum Combat in 2009 by B2. He brings more than a decade of experience to the B2 Fighting Series, having been involved in matchmaking and promotions related to more than 50 events and over 10 year’s experience in the combat sports field.

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Chris Lytle – EVP, Fighter Development. Chris is a veteran of combat sports, competing in 20 UFC fight events, earning six UFC Fight of the Night honors, three Submission of the Night honors, and one KO of the Night honor. He has also competed in 15 professional boxing matches. In total, Chris has compiled 23 years of combat sports experience, including fighting, training, coaching, and promoting. Chris will be responsible for all facets of fighter development and fighter relations as well as holding the position of Chairman of the Fighter Advisory Board.

Brandon ‘Hardrock’ Higdon – VP, Matchmaking. Brandon began matching fights nearly 15 years ago. After a brief amateur career (where he went 2-0), Brandon began to focus primarily on the matchmaking side of the sport. He has worked with over 10 promotions, has matched over 2000 fights, and has run more than 200 MMA events.

Paul Pottle – VP, Operations. Paul has been with B2 Fighting Series for two years and has an extensive background in purchasing, planning, and administration. He has 10 years of experience in operating live events in mixed martial arts and will be responsible for the operational logistics involved in the B2 Fighting Series LIVE Events.

Elliot Bell – VP, Social Media & Digital Infrastructure. Elliot comes to B2Digital from Apple, where he led sales and technical support teams, improved supply chain and operations with databases, and worked on the talent development team. Elliot has also worked as a consultant for large organizations in strategic development, marketing strategy, and development of HR systems for employee engagement.

Jamie Sullivan – VP, Business Development. Jamie has been a business owner in construction for over twenty-one years and has been involved in running and maintaining multiple businesses, including construction, real estate, and social media marketing. Jamie’s MMA experience began as part-owner of Strikehard Productions which B2 acquired. He has deep experience in setting up and managing events. Based on his in-depth understanding of all facets of the business and his experience growing multiple businesses, Jamie will be charged with business development and sponsorship relations.

Brian Cox – VP, Capital Infrastructure. Brian holds university degrees in Engineering (Purdue) and Business Management (Indiana Wesleyan). He has worked 33 years as an electrician, primarily in manufacturing. He has also owned two businesses related to that field. He served on the Board of Directors for the Taylor School System for 4 years, helping to provide oversight for the management of 100 employees and multimillion dollar budgets. More recently, he was one of the founders of ONE MORE Gym and served as its owner and CEO for 3 years before it was acquired by B2Digital. Brian is a firm believer in building relationships as the most important driver of success in business.

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

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B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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